UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 POST OAK BOULEVARD SUITE 5450 HOUSTON, TEXAS	77056-6189
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2008, the Board of Directors of the Company appointed W. Matt Ralls as President and Chief Executive Officer, effective as of January 1, 2009. As of that date, Mr. Ralls will also become a director of the Company, filling the vacancy due to the retirement of the Company’s current Chairman, Chief Executive Officer and President, Daniel F. McNease.

Mr. Ralls, 59, most recently served as Executive Vice President and Chief Operating Officer of GlobalSantaFe Corporation, an international contract drilling company, from June 2005 until the completion of the merger of GlobalSantaFe with Transocean, Inc. in November 2007. Prior to that time Mr. Ralls served as Senior Vice President and CFO of GlobalSantaFe. He joined Global Marine, Inc. in 1997 as Vice President and Treasurer and was Senior Vice President, CFO and Treasurer prior to the November 2001 merger that created GlobalSantaFe. Mr. Ralls previously held executive positions at two publicly traded oil and gas companies and various management positions in commercial banking. Mr. Ralls has been a Director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, since January 2008. He has been a Director of Complete Production Services since 2005. Mr. Ralls received an undergraduate degree in mechanical engineering and a Masters in Business Administration degree from the University of Texas at Austin.

On December 2, 2008, the Board of Directors elected Henry E. Lentz to serve as non-executive Chairman of the Board, effective as of January 1, 2009. Mr. Lentz, 63, has held a position on Rowan’s Board since 1990. He is an Advisory Director of Barclays Capital and was formerly Managing Director of Lehman Brothers. Mr. Lentz also serves on the boards of Peabody Energy Corp. and CARBO Ceramics, Inc.

Compensation Arrangements for W. Matt Ralls

The Board of Directors also approved a 2009 compensation package for Mr. Ralls as follows:

•	Base Salary: $800,000

•
Cash Bonus: A target of 100% of base salary through participation in the Company’s two integrated short-term incentive compensation plans (a broad-based profit sharing plan (“Profit Sharing Plan”) and a targeted bonus plan (“Bonus Plan”)). Any award under the Bonus Plan will only be made after the Profit Sharing Plan has been fully paid. The terms of the 2009 Bonus Plan have not yet been approved, but for 2008, the terms provided that 50% is non-discretionary based on EBITDA achievement compared to budget and 50% is discretionary based on achievement of specific goals by the individual. The bonus payout range is from 0 to 200% of target.

•
Long-Term Incentive Plan (LTIP): Based on a target value equal to 375% of base salary, Mr. Ralls will receive an equity award under the LTIP, usually granted in the second quarter of the year. The composition of the award will be determined by the Compensation Committee at the time of grant.

•
Additional Equity Grant: As additional consideration for Mr. Ralls employment, the Board granted to him stock options to purchase 100,000 shares of Company common stock. The options have an exercise price of $15.31 per share, will cliff vest on the third anniversary of the date of grant and have a ten-year term. Should Mr. Ralls’ employment with the Company terminate by reason of death, disability or termination without cause, the vesting of any unvested options would be accelerated to the date of termination.

•
Change in Control Agreement: The Board also approved entering into a Change in Control Agreement with Mr. Ralls. The agreement provides that, in the event Mr. Ralls’ employment is terminated under the circumstances described therein, following a “change in control” of the Company (as defined in the change in control agreements), the Company will pay the executive officer (1) 2.99 times the sum of base salary and calculated bonus, (2) a calculated payment under the then current short-term incentive bonus opportunity, (3) an amount equal to any forfeited account balance or accrued benefit under tax qualified plans maintained by the Company and (4) any accrued but unused vacation or sick pay. The change in control agreement also provides for a parachute tax gross-up, medical coverage for a transition period and outplacement services. The description of the change in control agreements is qualified by reference to the form of change in control agreement filed as Exhibit 10.1 hereto. Mr. Ralls also received a change in control supplement with respect to the LTIP. Upon the occurrence of a change in control during the term of the agreement, options and other awards under the LTIP and any subsequent equity or cash incentive plan will generally become fully vested and exercisable. Options will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and performance awards based upon financial metrics will be determined based on the target value of the award, with proration based on the timing of the change in control within the performance period. The description of the effect of a change in control on awards under the LTIP and subsequent plans is qualified by reference to the form of change in control supplement filed as Exhibit 10.2 hereto.

Compensation Arrangements for Chairman of the Board

On December 2, 2008, the Compensation Committee approved an annual retainer of $100,000 for Mr. Lentz for his service as non-executive Chairman of the Board. This retainer will be in addition to the current compensation received by members of the Board of Directors as described in the Company’s proxy statement.

Retention Awards to Certain Officers

The Compensation Committee also approved an award of restricted stock to two officers of the Company, David P. Russell, Executive Vice President, Drilling Operations, and Mark A. Keller, Executive Vice President, Business Development. On December 2, 2008, each officer received 33,995 shares of common stock of the Company; such awards cliff vest on the second anniversary of the date of grant provided that such officers are still employed with the Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K dated December 20, 2007).

10.2	Form of Change in Control Supplement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated December 20, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By: /s/ William H. Wells
William H. Wells
Vice President — Finance and CFO
(Principal Financial Officer)

Dated: December 4, 2008

Exhibits

Exhibit
Number	Exhibit Description
10.1	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K dated December 20, 2007).
10.2	Form of Change in Control Supplement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated December 20, 2007).

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